UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2007

Radian Group Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(215) 231-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2007, the board of directors of Radian Group Inc. (the “Company”) amended the Company’s Voluntary Deferred Compensation Plan for Officers (the “Officers Plan”) and its Voluntary Deferred Compensation Plan for Directors (the “Directors Plan”) primarily to: (1) provide for future investment returns on deferred compensation to be based on returns of investment funds (such as mutual funds offered under the Company’s 401(k) plan) to be selected by the Compensation and Human Resources Committee (the “Committee”) of the Company’s board of directors and (2) make changes to comply with section 409A of the Internal Revenue Code of 1986, as amended. In particular, the plans have been materially amended to:

(i)	Change the rate of return options available to participants under the plans by:

•	Eliminating as an investment alternative (including for both new or previously deferred or re-deferred amounts) the Company’s annual return on equity (positive or negative).

•

Eliminating, for investment elections effective on or after January 1, 2008, the investment alternatives that allowed active participants to elect an annual rate of return equal to: (1) 200 basis points in excess of the average yield on 30-year U.S. Treasuries in effect on the last business day of each month of the year; or (2) the change in the market value of the Company’s common stock (positive of negative) for the year. Participants can continue these investment alternatives for investment elections in effect before January 1, 2008.

•

Providing that all amounts deferred or re-deferred effective on or after January 1, 2008, all deferred amounts previously invested in the Company’s annual return on equity and all other previously deferred amounts at the participant’s direction, will be credited with an investment return based on one or more investment funds to be designated by the Committee and selected by the participant.

(ii)	Establish procedures by which active participants may change their investment elections among the available investment alternatives, with such changes generally to be effective on the first day of the fiscal quarter following the date of such election;

(iii)	Clarify that distributions made during a plan year are to be credited with earnings and losses for the portion of the plan year preceding any such distribution;

(iv)	Provide that, for future inactive participants, an inactive participant’s account will be credited with earnings based on the return of a hypothetical bond fund designated by the Committee. This change does not affect persons who became inactive participants before January 1, 2008; and

(v)	Conform provisions of the Officers Plan and Directors Plan regarding early withdrawals and procedures for paying claims.

The changes to the plans are effective January 1, 2008 and will not affect amounts previously deferred or re-deferred under the plans with respect to investment gains or losses for 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: January 3, 2008	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Vice President, Securities Counsel